Exhibit 3.7

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DELL INC.

Pursuant to Section 242 and Section 245 of the General Corporation Law of the State of Delaware, Dell Inc. has adopted this Amended and Restated Certificate of Incorporation, which has been duly proposed by the directors and adopted by the sole stockholder of the corporation by written consent pursuant to Section 228 of said General Corporation Law in accordance with the provisions of said Section 242 and Section 245. The date of the filing of the corporation’s original Certificate of Incorporation was October 22, 1987, and the date of the filing of the corporation’s prior Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was November 8, 2013 (the “Amended and Restated Certificate of Incorporation”).

This Amended and Restated Certificate of Incorporation restates, integrates and amends the prior Amended and Restated Certificate of Incorporation in its entirety to read as set forth herein:

Article 1. NAME

The name of this corporation is Dell Inc. (the “Corporation”).

Article 2. REGISTERED OFFICE AND AGENT

The registered office of the Corporation shall be located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The registered agent of the Corporation at such address shall be Corporation Service Company.

Article 3. PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4. CAPITAL STOCK

4.1. Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is ten thousand (10,000) shares and all such shares shall be Common Stock having a par value of $0.01 per share (“Common Stock”). Upon the filing and effectiveness of this Amended and Restated Certificate of Incorporation (the “Effective Time”), each share of Series A Common Stock of the Corporation, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be reclassified as and become one validly issued, fully paid and non-assessable share of Common Stock on a one-for-one basis, and each share of Series B Common Stock of the Corporation, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be reclassified as and become one validly issued, fully paid and non-assessable share of Common Stock.

4.2. Common Stock

4.2.1. Relative Rights

Each share of Common Stock shall have the same relative rights as, and be identical in all respects to, all the other shares of Common Stock.

4.2.2. Dividends

Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

4.2.3. Dissolution, Liquidation, Winding Up

In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.2.4. Voting Rights

Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

Article 5. BOARD OF DIRECTORS

5.1. Number; Election

The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

5.2. Management of Business and Affairs of the Corporation

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

5.3. Limitation of Liability

The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent under applicable law. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 5.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Article 6. AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

Article 7. RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in, or amend and restate, this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 7.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of the Corporation has been executed and acknowledged by its duly authorized officer on September 7, 2016.

DELL INC.

By:	/s/ Janet B. Wright
Name: Janet B. Wright
Title: Vice President and Assistant Secretary

[Signature Page to Dell Inc. A&R Certificate of Incorporation]

CERTIFICATE OF MERGER

of

WOODLAND STREET PARTNERS, INC.

with and into

DELL INC.

Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), Dell Inc., a Delaware corporation (the “Corporation”), hereby certifies to the following facts relating to the merger of Woodland Street Partners, Inc., a Delaware corporation (“Woodland”), with and into the Corporation (the “Merger”):

FIRST: The name and state of incorporation of each constituent corporation that is a party to the Merger are as follows:

Name	State of Incorporation
Dell Inc.	Delaware
Woodland Street Partners, Inc.	Delaware

SECOND: An Agreement and Plan of Merger, dated as of January 30, 2018 (the “Merger Agreement”), by and between the Corporation and Woodland has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the DGCL (and by the written consent of the sole stockholder of each of the constituent corporations in accordance with Section 228 of the DGCL).

THIRD: The name of the corporation surviving the Merger (the “Surviving Corporation”) is Dell Inc., a Delaware corporation.

FOURTH: The certificate of incorporation of the Corporation as in effect immediately prior to the Merger shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: An executed copy of the Merger Agreement is on file at an office of the Surviving Corporation located at One Dell Way, Round Rock, Texas 78682.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the constituent corporations.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Merger to be duly executed this 31st day of January, 2018.

DELL INC.

/s/ Janet M. Bawcom
Janet M. Bawcom
Senior Vice President & Asst Secretary

CERTIFICATE OF MERGER

of

CONFIGURESOFT INTERNATIONAL HOLDINGS, INC.

with and into

DELL INC.

Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), Dell Inc., a Delaware corporation (the “Corporation”), hereby certifies to the following facts relating to the merger of Configuresoft International Holdings, Inc., a Delaware corporation (“Woodland”), with and into the Corporation (the “Merger”):

FIRST: The name and state of incorporation of each constituent corporation that is a party to the Merger are as follows:

Name	State of Incorporation
Dell Inc.	Delaware
Configuresoft International Holdings, Inc.	Delaware

SECOND: An Agreement and Plan of Merger, dated as of January 31, 2018 (the “Merger Agreement”), by and between the Corporation and Woodland has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the DGCL (and by the written consent of the sole stockholder of each of the constituent corporations in accordance with Section 228 of the DGCL).

THIRD: The name of the corporation surviving the Merger (the “Surviving Corporation”) is Dell Inc., a Delaware corporation.

FOURTH: The certificate of incorporation of the Corporation as in effect immediately prior to the Merger shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: An executed copy of the Merger Agreement is on file at an office of the Surviving Corporation located at One Dell Way, Round Rock, Texas 78682.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the constituent corporations.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Merger to be duly executed this 31st day of January, 2018.

DELL INC.

/s/ Janet M. Bawcom
Janet M. Bawcom
Senior Vice President & Asst Secretary

CERTIFICATE OF MERGER

OF

EMC CLOUD SERVICES LLC

(a Delaware limited liability company)

INTO

DELL INC.

(a Delaware corporation)

(Under Section 264 of the General Corporation Law of the State of Delaware

and Section 18-209 of the Delaware Limited Liability Company Act)

The undersigned, Dell Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the name and state or jurisdiction of domicile, formation or organization of each of EMC Cloud Services LLC (the “LLC”) and the Corporation (such entities being all of the business entities which are to merge or consolidate (the “Constituent Entities”)) is as follows:

Name	State or Jurisdiction of Domicile, Formation or Organization	Type of Entity
EMC Cloud Services LLC	Delaware	Limited Liability Company
Dell Inc.	Delaware	Corporation

SECOND: That an Agreement and Plan of Merger, dated as of February 1,2018, between the LLC and the Corporation has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with the requirements of Section 18-209 of the Delaware Limited Liability Company Act and Section 264 of the General Corporation Law of the State of Delaware (and, with respect to the Corporation, without a vote of its stockholders in accordance with Section 251(f)) of the General Corporation Law of the State of Delaware).

THIRD: That the name of the surviving corporation in the merger is Dell Inc.

FOURTH: That the certificate of incorporation of the Corporation in effect immediately prior to the merger shall be the certificate of incorporation of the surviving Corporation.

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is One Dell Way, Round Rock, Texas 78682.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation or any member of any constituent limited liability company or any person having an interest in any other business entity which is to merge or consolidate.

*****

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by a duly authorized officer on February 1, 2018.

Dell Inc.

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President and Assistant Secretary

[Signature Page to Certificate of Merger – EMC Cloud Services LLC into Dell Inc.]